PROSPECTUS SUPPLEMENT
(To the Prospectus dated August 27, 2015)

Filed Pursuant to Rule 424(b)(5)
Registration Statement No.: 333-206357

3,300,000 Common Shares

Warrants to Purchase 990,000 Common Shares

________________________

            We are offering 3,300,000 common shares, no par value per share, and warrants to purchase 990,000 common shares (and the common shares issuable from time to time upon exercise of the warrants) pursuant to this prospectus supplement and the accompanying base prospectus. Each common share will be sold together with a warrant entitling the holder to purchase 0.30 common shares. The combined purchase price for each common share and accompanying warrant is $0.70. The warrants may be exercised at any time following the completion of this offering at an exercise price of $0.70 per whole common share and will expire five years from the date of issuance, unless earlier terminated in connection with certain strategic transactions. The common shares and the warrants must be purchased together in this offering but are immediately separable.

            Before you consider investing in our securities, you should read carefully this prospectus supplement and the accompanying base prospectus, as well as the documents incorporated herein and therein. These documents contain important information about us and should be examined before making an investment decision.

            Our common shares are traded on The NASDAQ Capital Market under the symbol “ANY”. On April 6, 2018, the last reported sale price for our common shares on NASDAQ was $0.9143 per share. Common shares sold pursuant to this prospectus supplement will be listed on NASDAQ. There is no established trading market for the warrants and we do not expect a market to develop. We do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange, or any trading system. Delivery of the securities offered hereby is expected to be made on or about April 17, 2018 unless otherwise agreed by the company and the investors.

            The aggregate market value of our outstanding common shares held by non-affiliates as of the date of this prospectus supplement was approximately $6,067,299, based on 9,484,300 common shares outstanding as of April 6, 2018, of which 6,636,005 were held by non-affiliates, and a per share price of $2.34 based on the closing sale price of our common shares on March 7, 2018. We have sold no securities pursuant to General Instructions I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

            We have retained Maxim Group LLC to act as our sole underwriter in connection with the offering, and agreed to pay the underwriter a cash fee of up to 7.0% of the aggregate gross proceeds of the offering, including any over-allotment, and the additional compensation as described in the section entitled “Underwriting” beginning on page S-11 of this prospectus supplement. We estimate the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $156,500. See “Underwriting” beginning on Page S-11 of this prospectus supplement for more information regarding these arrangements.

________________________

            Our business and an investment in our securities involve significant risks. You should consider the risks included in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, page 6 of the accompanying prospectus and the risk factors incorporated by reference into this prospectus supplement before investing in our securities.

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Common Share and Warrant	Total

Public Offering Price	$0.700	$2,310,000.00
Underwriting Discounts and Commissions (1)	$0.049	$161,700.00
Proceeds, before expenses, to us (2)	$0.651	$2,148,300.00

(1)

We are reimbursing the underwriter for expenses and providing other items of value that are viewed by the Financial Industry Regulatory Authority, Inc. as underwriting compensation. See “Underwriting” beginning on page S-11 of this prospectus supplement for a description of the compensation payable to the underwriter.

(2)

We have granted the underwriter an option for a period of 45 days to purchase up to 375,000 additional common shares and/or warrants to purchase 112,500 common shares (and the common shares issuable from time to time upon exercise of the warrants). If the underwriter exercises this option in full, the underwriting discounts and commissions payable by us will be $180,075 and the total net proceeds to us, before expenses, will be $2,392,425.

            We expect to deliver the common shares offered hereby through the facilities of the Depository Trust Company on or about April 17, 2018.

________________________

Maxim Group LLC

The date of this prospectus is April 13, 2018

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	Page S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-2
RISK FACTORS	S-5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-7
USE OF PROCEEDS	S-8
CAPITALIZATION	S-8
DILUTION	S-9
PRICE RANGE OF OUR COMMON SHARES	S-9
UNDERWRITING	S-11
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-13
CANADIAN SELLING RESTRICTION	S-13
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	S-14
LEGAL MATTERS	S-15
EXPERTS	S-15
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-15
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-16

Prospectus

ABOUT THIS PROSPECTUS	Page 1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
PROSPECTUS SUMMARY	4
RISK FACTORS	6
USE OF PROCEEDS	8
PLAN OF DISTRIBUTION	8
CAPITALIZATION AND INDEBTEDNESS	11
PRICE RANGE OF OUR SHARES	12
ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS	13
OFFERING EXPENSES	13
SHARE CAPITAL	13
DESCRIPTION OF WARRANTS	14
INDEMNIFICATION OF DIRECTORS AND OFFICERS	16
LEGAL MATTERS	16
EXPERTS	17

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ABOUT THIS PROSPECTUS SUPPLEMENT

            This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

            You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and the additional information described below under the heading “Where You Can Find Additional Information” carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.” You should rely only on the information provided in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of any securities. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of a security.

            In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

SUMMARY

            The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus supplement and the accompanying prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our other filings with the SEC, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus from our other filings with the SEC.

Our Company

            We provide next-generation solutions for standalone storage and long-term data archive products, as well as technologies that converge the traditional silos of compute, storage and network into one integrated “hyper-converged” or converged solution. We provide enterprise storage management solutions, the archiving of the data created by these solutions, and the ability to connect to public cloud services such as Microsoft Azure for additional delivery options and hybrid cloud capabilities. Our solutions are tightly integrated and include a patented portfolio for operating systems for storage, proprietary virtual desktop orchestration software, and proprietary application container software. Our software, combined with commodity x86 servers, or its purpose built appliances, deliver solutions that provide application mobility, security, data integrity and simplified management. These solutions can be deployed through a public, private or hybrid cloud and are delivered through our global reseller network and professional services organization. We have a portfolio of brands, including Overland-Tandberg™, HVE ConneXions and UCX ConneXions, dedicated to helping customers achieve their IT goals.

            We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from our research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

            We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.” Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

Recent Developments

Overland Share Purchase

             On February 20, 2018, we, Overland Storage, Inc. (“Overland”), and Silicon Valley Technology Partners LLC, a Delaware limited liability company established and controlled by Eric Kelly, our Chief Executive Officer and Chairman of the Board of Directors (the “Purchaser”), entered into a share purchase agreement (the “Overland Purchase Agreement”), pursuant to which, among other things, and subject to certain closing conditions, we will sell to Purchaser all of the issued and outstanding shares of capital stock of Overland for $45.0 million, subject to working capital adjustments (the “Overland Share Purchase”). The net proceeds from the Overland Share Purchase will be used to repay our outstanding obligations under our Credit Agreement, as amended (the “Opus Credit Agreement”), entered into by the Company with Opus Bank in April 2016, and our outstanding obligations under the convertible note, as amended (the “FBC Note”), with FBC Holdings S.a.r.l. (“FBC”). We will use the remaining net proceeds to pay certain or our other liabilities and transaction expenses associated with the Overland Share Purchase. The Special Committee of our Board of Directors and our Board of Directors (with Mr. Kelly recusing himself) unanimously approved our entry into the Overland Purchase Agreement.

            The consummation of the Overland Share Purchase is subject to certain customary conditions. A number of the conditions are not within our control or the control of Overland or the Purchaser, and it is possible that such conditions may prevent, delay or otherwise materially adversely affect the completion of the Overland Share Purchase. These conditions include, among others (i) the adoption of the Overland Purchase Agreement by the affirmative vote of the holders of (a) at least 66 2/3% of our outstanding common shares cast in person or by proxy at a special meeting of our shareholders and (b) a majority of the votes cast by certain “minority shareholders” in person or by proxy at the special meeting of shareholders, and (ii) the Purchaser’s securing of adequate financing to fund the purchase price.

            Overland accounted for approximately 90% of our revenue from continuing operations for the fiscal year ended December 31, 2017. By selling all of the shares of Overland to Purchaser, we will be exiting the data protection and archive business. Upon completion of the Overland Share Purchase, we will continue to sell our converged and hyper-converged infrastructure products and professional services under our HVE ConneXions brand, as well as our proprietary virtualization and container software. We will focus our efforts on growing our business within the integrated systems marketplace and continue to offer our products through a global network of distributors and resellers, as well as direct to customers within certain key accounts.

Litigation

            On March 28, 2018, UD Trust filed a complaint in U.S. District Court, Northern California District (“California Complaint”) asserting that two transactions involving the Company constitute fraudulent transfers under federal and state law. First, UD Trust alleges that the consolidation of the Company’s and its subsidiaries’ indebtedness to the Cyrus Group into a debenture between FBC and the Company in the principal amount of $19.5 million in December 2014 constitutes a fraudulent transfer. Second, UD Trust alleges that the Overland Purchase Agreement constitutes a fraudulent transfer, and seeks to enjoin the Overland Share Purchase or that the proceeds of the transaction be placed in escrow until the existing litigation between the parties is resolved. The California Complaint also asserts a claim against the Company’s CEO for breach of fiduciary duty, and a claim against the Cyrus Group for aiding and abetting such breach of fiduciary duty.

            Additional and more detailed information about Overland, the Overland Share Purchase and our contemplated post-closing business is included in the Preliminary Proxy Statement on Schedule 14A that we filed with the SEC on April 10, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, including, without limitation, the unaudited financial statements of the Overland business and the pro forma financial information of our company giving effect to the Overland Share Purchase included therein.

The Offering

Securities we are offering:	3,300,000 common shares, no par value, warrants to purchase up to an aggregate of 990,000 common shares, and the common shares underlying the warrants.

Warrants we are offering:

Each warrant is immediately exercisable into 0.30 common shares following the completion of this offering at an exercise price of $0.70 per whole common share (subject to adjustment in the event of stock splits, stock dividends and similar events). The warrants will expire five years from the date of issuance, unless earlier terminated in connection with certain strategic transactions. The warrants are subject to cashless exercise if at any time we do not maintain an effective registration statement for the resale of the common shares underlying the warrants. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the warrants. For more information, see the section entitled “Description of The Securities We Are Offering — Description of Warrants” on page S-14 of this prospectus supplement.

Offering Price:	$0.70 per common share and accompanying warrant to purchase 0.30 common shares at the exercise price of $0.70 per whole common share.

Underwriter’s option to purchase additional shares:

We have granted to the underwriter a 45-day option to purchase up to 375,000 additional common shares and/or warrants to purchase 112,500 common shares in the event that the offering is oversubscribed.

Common shares to be outstanding after the offering:	12,784,300 shares (assuming that neither the warrants sold in this offering nor the underwriter’s option to purchase additional shares and/or warrants is exercised).

Use of proceeds:	We intend to use a portion of the net proceeds from the sale of our common shares and warrants for general corporate purposes. See “Use of Proceeds” beginning on page S-8.

Lock-up Agreements:

Each of our directors and executive officers has agreed not to offer, pledge, sell or otherwise transfer any common shares or any securities convertible into common shares, as well as enter into other arrangements with respect to such securities for a period of sixty (60) days from the effective date of this offering. See “Underwriting” beginning on page S-11.

Risk factors:

See “Risk Factors” beginning on page S-5 of this prospectus supplement, and the other information included in this prospectus supplement or incorporated by reference, for a discussion of factors you should consider before making an investment decision.

The NASDAQ Capital Market symbol:

Our common shares are listed on The NASDAQ Capital Market and trade under the symbol “ANY.” There is no established public trading market for the warrants and a market may never develop. We do not intend to list the warrants on The NASDAQ Capital Market, or on any other national securities exchange or other nationally recognized trading system. We will, however, list the common shares issuable upon exercise of the warrants.

The number of common shares to be outstanding after this offering is based on 9,484,300 common shares outstanding as of April 6, 2018, and excludes as of such date:

•	176,152 common shares subject to outstanding options having a weighted-average exercise price of $31.72 per share;
•	791,603 common shares subject to outstanding restricted stock awards;
•	403,528 common shares reserved for issuance in connection with future awards under our 2015 Equity Incentive Plan;
•	300,000 common shares reserved for future sale under our Employee Stock Purchase Plan; and
•	882,198 common shares subject to outstanding warrants having a weighted-average exercise price of $15.35 per share.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of our outstanding warrants or options to purchase common shares described above.

RISK FACTORS

            An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC on March 21, 2018 and our Preliminary Proxy Statement on Schedule 14A filed with the SEC on April 10, 2018, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the following risk factors which supplement or augment the risk factors set forth in our Annual Report on Form 10-K. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares, Warrants and this Offering

If we fail to complete the Overland Share Purchase, we will be required to seek financing to pay off our existing secured debt, satisfy our other liabilities, pay our transaction expenses and continue our operations as a going concern.

            If we do not complete the Overland Share Purchase, we will continue to face challenges and uncertainties in our ability to repay the outstanding obligations due under the Opus Credit Agreement and the FBC Note, which are both scheduled to mature May 31, 2018. It is possible that the net proceeds from this offering will not be sufficient to pay all of the Company’s debts, liabilities and expenses or that there will be enough cash or working capital in the Company to fund its continuing operations. Accordingly, the Company may need to raise additional capital through debt or equity financings before, at or around the time of the closing of the Overland Share Purchase, failing which the Company may not be able to continue to operate as a going concern.

            Further, if the Overland Share Purchase is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our common share price and results of operations.

The purchase price in the Overland Share Purchase may be insufficient for us to pay off our outstanding obligations.

            The purchase price in the Overland Share Purchase may be insufficient to pay off all of the amounts owed by us under the Opus Credit Agreement, the FBC Note and the subordinated promissory note issued on or around December 11, 2017 (the “MFV Note”) by Overland to MF Ventures, LLC, and the other liabilities and transaction expenses. It is possible that the net proceeds will not be sufficient to pay all of the above debts, liabilities and expenses or that there will be enough cash or working capital in the Company to fund our continuing operations. Accordingly, we may need to raise additional capital through debt or equity financings before, at or around the time of the closing of this offering.

Litigation could delay completion of, or cause us to fail to complete, the Overland Share Purchase and expose us to significant liabilities.

            On March 28, 2018, UD Trust filed a complaint in U.S. District Court, Northern California District (“California Complaint”) asserting that two transactions involving the Company constitute fraudulent transfers under federal and state law. First, UD Trust alleges that the consolidation of the Company’s and its subsidiaries’ indebtedness to the Cyrus Group into a debenture between FBC and the Company in the principal amount of $19.5 million in December 2014 constitutes a fraudulent transfer. Second, UD Trust alleges that the Overland Purchase Agreement constitutes a fraudulent transfer, and seeks to enjoin the Overland Share Purchase or that the proceeds of the transaction be placed in escrow until the existing litigation between the parties is resolved. The California Complaint also asserts a claim against the Company’s CEO for breach of fiduciary duty, and a claim against the Cyrus Group for aiding and abetting such breach of fiduciary duty.

            Any such litigation could delay completion of, or cause us to fail to complete, the Overland Share Purchase, result in substantial costs and diversion of resources, and could have a material adverse effect on our business, operating results and financial condition. Expenses incurred in connection with these matters (which include fees of lawyers and other professional advisors and potential obligations to indemnify officers and directors who may be parties to such actions) could adversely affect our cash position. Furthermore, if we fail to complete the Overland Share Purchase, our business may be harmed and the market price of our common shares may decline.

Our stock price has been volatile and your investment in our common shares could decrease in value.

            The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended March 30, 2018, our closing stock price has ranged from a low of $0.95 to a high of $7.25. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares, at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

            We will likely sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Future sales of our securities under certain circumstances may trigger price-protection provisions in outstanding warrants, which would dilute your investment and could result in a decline in the trading price of our common shares.

            In connection with our registered direct offering in December 2015, we issued a warrant exercisable to purchase up to 60,000 common shares that contains certain price protection provisions. If we, at any time while these warrants are outstanding, effect certain variable rate transactions and the issue price, conversion price or exercise price per share applicable thereto is less than the exercise price then in effect for the warrants, then the exercise price of the warrants will be reduced to equal such price.

Sales of common shares issuable upon exercise of outstanding warrants, the conversion of outstanding convertible debt, or the effectiveness of our registration statement may cause the market price of our common shares to decline.

            As of April 6, 2018, we have warrants outstanding for the purchase of up to 882,198 common shares having a weighted-average exercise price of $15.35 per share. Our 8% Senior Secured Convertible Debenture is convertible to common shares at a conversion price of $75.00 per common share as of April 6, 2018. Additionally, we expect to register with the SEC the warrants and common shares issuable upon exercise of warrants for resale, and upon the effectiveness of the registration statement for these shares, they may be freely sold in the open market. The sale of our common shares upon exercise of our outstanding warrants, the conversion of the debenture into common shares, or the sale of a significant amount of the common shares issued or issuable upon exercise of the warrants in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

The terms of our March 2017 private placements may materially and adversely impact our ability to obtain additional financing in the future.

            We are subject to certain restrictions and obligations in connection with our private placement of warrants that was consummated in March 2017 which may materially and adversely affect our ability to obtain additional financing in the future including participation rights whereby certain investors are entitled to purchase up to 50% in the aggregate of the securities sold in any subsequent issuance for 15 months following the closing of the private placement.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

            Under the terms of our registration rights agreements entered into with certain investors in connection with private placements of our securities in March 2017 and August 2017, if we fail to comply with certain provisions set forth in those agreements, including covenants requiring that we maintain the effectiveness of the registration statements registering those securities, then we will be required to pay liquidated damages to our investors. There can be no assurance that the registration statements will remain effective for the time periods necessary to avoid payment of liquidated damages. If we are required to pay our investors liquidated damages, this could materially harm our business and future prospects.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

            We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

We will have broad discretion in how we use a portion of the net proceeds from this offering, and we may use the net proceeds in ways in which you disagree.

            We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. We may use a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses, technologies or products. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

There is no public market for the warrants to purchase common shares being offered in this offering.

            There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or a nationally-recognized trading system, including The NASDAQ Capital Market. Without an active market, the warrants will have limited liquidity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

            Certain statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding consummation of the Overland Share Purchase, our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects, including pro forma financial information included in the Preliminary Proxy Statement on Schedule 14A filed with the SEC on April 10, 2018 and incorporated by reference into this prospectus supplement and the accompanying prospectus. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

            Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to:

  our ability to maintain the listing of our common shares on The NASDAQ Capital Market;
  the possibility we fail to consummate the Overland Share Purchase;
  our limited operating history;
  our ability to generate cash to fund operations;
  our ability to refinance our credit facilities prior to maturity or otherwise raise additional debt or equity financing;
  the impact of competition;
  our ability to integrate the businesses of HVE ConneXions, LLC and Unified ConneXions, Inc;
  any defects in components or design of our products;
  the retention or maintenance of key personnel;
  the possibility of significant fluctuations in operating results;
  currency fluctuations;
  our ability to maintain business relationships;
  financial, political or economic conditions;
  financing risks;
  future acquisitions;
  our ability to protect our intellectual property;
  third party intellectual property rights;
  volatility in the market price for our common shares;
  our compliance with financial reporting and other requirements as a public company;
  conflicts of interests;
  future sales of our common shares by our directors, officers and other shareholders;
  dilution and future sales of common shares;
  acquisition-related risks; and
  other factors described under the heading “Risk Factors” and other risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

            In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

            All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaim any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

            We intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Our management will retain broad discretion over the allocation of the net proceeds from this offering.

CAPITALIZATION

            The following table sets forth our cash and cash-equivalents and our capitalization as of December 31, 2017 as follows:

  On an actual basis; and

  On an as-adjusted basis, based on an offering price of $0.70 per common share and accompanying warrant to purchase 0.30 common shares, to give effect to the sale of 3,300,000 common shares and warrants to purchase 990,000 common shares, after deducting estimated underwriter discounts and commissions and estimated offering expenses payable by us.

            You should read the information in the following table in conjunction with our consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 21, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2017
	Actual	As-adjusted for this offering
(In thousands, except share and per share information)	(audited)	(unaudited)
Cash and cash equivalents	$4,598	$6,590
Debt	44,808	44,808
Warrant liability	1,669	1,669
Shareholders’ equity
common shares, no par value per share; unlimited shares authorized, 7,115,685 shares issued and outstanding, actual	173,871	175,863
Accumulated deficit	(161,427)	(161,427)
Accumulated other comprehensive loss	(1,981)	(1,981)
Total shareholders’ equity	$10,463	$12,455
Total liabilities and shareholders’ equity	$83,280	$85,272

DILUTION

            Purchasers of securities in this offering will experience immediate and substantial dilution of the net tangible book value attributable to a share of our common shares.

             Our net tangible deficit as of December 31, 2017 was approximately $(42.6) million, or $(5.99) per common share outstanding as of such date. Net tangible book value (deficit) per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares outstanding as of December 31, 2017. After giving effect to the sale of common shares and accompanying warrants in this offering at the public offering price of $0.70 per common share and accompanying warrant and after deducting underwriter discounts and commissions and other estimated offering expenses payable by us, and excluding the proceeds attributable to sale of the warrants and the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, we would have had a net tangible deficit as of December 31, 2017 of approximately $(40.6) million, or $(3.90) per common share outstanding as of such date. This represents an immediate decrease in net tangible deficit of $2.09 per share to our existing shareholders, and an immediate dilution in net tangible deficit of $(3.30) per share to investors purchasing common shares and warrants in this offering. The following table illustrates this dilution:

Public offering price per common share (1)		$0.60
Net tangible deficit per share as of December 31, 2017	$(5.99)
Decrease in tangible deficit per share to the existing stockholders attributable to this offering	$2.09
Adjusted net tangible deficit per share after this offering		$(3.90)
Dilution in net tangible deficit per share to investors in this offering		$(3.30)

(1) Does not include $0.000001 of the offering price per share attributable to each warrant.

            The number of common shares shown above to be outstanding after this offering is based on 7,115,685 shares outstanding as of December 31, 2017 and excludes as of such date:

•	188,362 common shares subject to outstanding options having a weighted-average exercise price of $31.40 per share;

•	1,005,016 common shares subject to outstanding restricted stock awards;

•	771,428 common shares reserved for issuance in connection with future awards under our 2015 Equity Incentive Plan;

•	300,000 common shares reserved for future sale under our Employee Stock Purchase Plan; and

•	2,195,108 common shares subject to outstanding warrants having a weighted-average exercise price of $9.90 per share.

            To the extent our outstanding options, warrants and adjustment warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants or adjustment warrants to purchase shares of our common shares. The exercise of outstanding options and warrants having an exercise price less than the offering price of the common shares in this offering, or issuance of common shares valued at less than the offering price of one common share in this offering, would further increase dilution to investors in this offering.

            The above information also assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as-adjusted net tangible book value (deficit) (not including amounts attributable to the warrants) will decrease to $(3.13) per common share, representing an immediate increase to existing stockholders of $2.25 per common share and an immediate dilution in net tangible deficit of $(3.13) per common share to new investors. If any shares are issued upon exercise of outstanding options or warrants, new investors will experience further dilution.

PRICE RANGE OF OUR COMMON SHARES

            On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV. On July 8, 2014, our common shares commenced trading on The NASDAQ Global Market under the symbol “ANY”, and on February 1, 2017, our common shares commenced trading on The NASDAQ Capital Market in connection with our application to transfer the listing of our shares from The NASDAQ Global Market.

            The tables below set forth, for the periods indicated, the per share high and low sales prices for our common shares as reported on The NASDAQ.

	NASDAQ
Annual Highs and Lows	High	Low
	USD$	USD$
Fiscal 2016	49.25	5.00
Fiscal 2017	9.25	1.91

	NASDAQ

Quarterly Highs and Lows for Fiscal 2016 and 2017	High	Low
2016, quarter ended	USD$	USD$
December 31	21.00	5.00
September 30	23.00	11.28
June 30	33.50	17.70
March 31	49.25	28.75
2017, quarter ended
December 31	3.05	1.91
September 30	5.30	2.21
June 30	6.41	2.80
March 31	9.26	5.34

	NASDAQ
Monthly Highs and Lows for the last six months	High	Low
	USD$	USD$
September 2017	4.56	2.21
October 2017	2.89	2.23
November 2017	3.05	2.48
December 2017	2.48	1.91
January 2018	2.95	0.26
February 2018	2.36	2.17
March 2018	2.34	0.95

UNDERWRITING

            We have entered into an underwriting agreement with Maxim Group LLC (“Maxim” or the “Underwriter”) under which, subject to the terms and conditions of the underwriting agreement, Maxim has agreed to purchase, and we have agreed to sell to Maxim, the number of common shares and warrants exercisable into a number of common shares at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement. The underwriting agreement will be filed as an exhibit to our Current Report on Form 8-K to be filed with the SEC in connection with this offering.

            The underwriting agreement provides that the obligations of the Underwriter to pay for and accept delivery of the common shares and warrants offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions. The Underwriter is obligated to take and pay for all of the common shares and warrants offered by this prospectus supplement, other than those common shares and warrants covered by the over-allotment option described below.

Underwriter’s Compensation

             We have agreed to pay the Underwriter a cash fee of up to 7.0% of the aggregate gross proceeds raised in this offering. Maxim has advised us that it proposes to offer the common shares and warrants directly to the public at the public offering price set forth on the cover of this prospectus supplement. After the offering to the public, the offering price and other selling terms may be changed by the Underwriter without changing our proceeds from the Underwriter’s purchase of the common shares and warrants.

            The following table summarizes the public offering price, underwriting commissions and proceeds to us before expenses assuming both no exercise and full exercise of the Underwriter’s option to purchase additional common shares and/or warrants. The underwriting commissions are equal to the public offering price per share less the amount per share the Underwriter pays us for the common shares.

	Total Per
	Common	Total without		Per	Per
	Share and	Over-	Total with Over-	Common	Warrant
	Warrant	allotment	allotment	Share
Public Offering Price	$0.70	$2,310,000.00	$2,572,500.00	$0.70	$0.000001
Underwriting Discounts and Commissions	$0.049	$161,700.00	$180,075.00	$0.049	$0.00000007
Proceeds, before expenses, to us	$0.651	$2,148,300	$2,392,425.00	$0.651	$0.00000093

            We estimate the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, to be approximately $156,500, all of which are payable by us. This estimate includes up to $42,000 of reasonable out-of-pocket expenses, including but not limited to reasonable legal fees, incurred by the Underwriter in connection with this offering, for which we have agreed to reimburse the Underwriter regardless of whether the offering is consummated.

Over-Allotment Option

            We have granted to the Underwriter an option, exercisable not later than 45 days after the effective date of the underwriting agreement, to purchase up to 375,000 additional common shares and/or warrants to purchase 112,500 common shares at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The Underwriter may exercise this option only to cover over-allotments made in connection with this offering; provided, that in no event may the aggregate market value of securities sold in the offering, including from the over-allotment option, exceed the limitations described on the cover page of this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional common shares and/or warrants to the Underwriter to the extent the option is exercised. If any additional common shares and/or warrants are purchased, the Underwriter will offer the additional common shares and/or warrants on the same terms as those on which the other common shares are being offered hereunder.

Lock-Up Agreements

            We, and our officers and directors, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common shares or other securities convertible into or exercisable or exchangeable for common shares for a period of sixty (60) days after the date of this prospectus supplement without the prior written consent of the Underwriter.

            The Underwriter may in its sole discretion and at any time without notice release some or all of the common shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether to release common shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of common shares for which the release is being requested and market conditions at the time.

Subsequent Equity Sales

            Subject to certain exceptions, until April 28, 2018, neither we nor any of our subsidiaries may issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or common share equivalents, including any issuance involving a variable rate transaction (as defined in the underwriting agreement). Additionally, until May 12, 2018, we are prohibited from effecting a reclassification (other than a share consolidation (otherwise known as a revise stock split)) of our common shares.

            Subject to certain exceptions, we have granted Maxim Group LLC a right of first refusal for a period of six (6) months from the date of commencement of sales pursuant to this prospectus to act as lead placement agent and/or lead managing underwriter for any and all future equity (including convertible equity) offerings undertaken by the Company.

Determination of Offering Price

            The public offering price of the securities offered by this prospectus supplement will be determined by negotiation between us and the Underwriter. Among the factors considered in determining the public offering price of the common shares were:

  our history and our prospects;
  the industry in which we operate;
  our past and present operating results;
  the previous experience of our executive officers; and
  the general condition of the securities markets at the time of this offering.

            The offering price stated on the cover page of this prospectus supplement should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change resulting from market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Price Stabilization, Short Positions and Penalty Bids

            In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares. Specifically, the Underwriter may over-allot in connection with this offering by selling more common shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common shares for the Underwriter’s own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the Underwriter is not greater than the number of common shares that they may purchase in the over-allotment option. In a naked short position, the number of common shares involved is greater than the number of common shares in the over-allotment option. To close out a short position, the Underwriter may elect to exercise all or part of the over-allotment option. The Underwriter may also elect to stabilize the price of our common shares or reduce any short position by bidding for, and purchasing, common shares in the open market.

            The Underwriter may also impose a penalty bid. This occurs when a dealer repays selling concessions allowed to it for distributing a security in this offering because the Underwriter repurchases that security in stabilizing or short covering transactions.

            Finally, the Underwriter may bid for, and purchase, common shares in market making transactions, including “passive” market making transactions as described below.

            These activities may stabilize or maintain the market price of our common shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market, or otherwise.

            In connection with this offering, the Underwriter or its affiliates may engage in passive market making transactions in our common shares immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

            • a passive market maker may not effect transactions or display bids for our common shares in excess of the highest independent bid price by persons who are not passive market makers;
            • net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common shares during the calendar month immediately preceding or 200 common shares, whichever is greater, and must be discontinued when that limit is reached; and
            • passive market making bids must be identified as such.

Our Relationships with the Underwriter

            The Underwriter and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriter and its affiliates may in the future receive customary fees and commissions for these transactions. In addition to the right of first refusal discussed in “Subsequent Equity Sales” above, if within nine (9) months following the date hereof, we complete any financing of equity or equity-linked capital raising activity with any of the investors initially introduced to the Company by the Underwriter during the term of the underwriting agreement, then, subject to certain exceptions, we will be required to pay to the Underwriter upon the closing of such financing the cash fees and expenses described above.

            In addition, in the ordinary course of its business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments

Indemnification

            We have agreed to indemnify the Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, as well as liabilities arising from the breach of any of the representations and warranties we make in the underwriting agreement, and to contribute to payments that the Underwriter may be required to make for these liabilities.

Electronic Distribution

            A prospectus supplement and accompanying base prospectus in electronic format may be made available on a website maintained by the Underwriter. No forms of electronic prospectus other than the prospectus supplement and accompanying base prospectus that are in a printable electronic format will be used in connection with this offering.

            The Underwriter has informed us that it does not expect to confirm sales of common shares and warrants offered by this prospectus supplement to accounts over which it exercises discretionary authority.

Foreign Restrictions on Purchase of Securities Offered Hereby

            No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

            All purchasers of common shares and warrants in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership, conversion or exercise, as the case may be, and disposition of such securities in their particular situations.

CANADIAN SELLING RESTRICTION

            The common shares and warrants have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof. In addition, the Underwriter will not offer or sell, directly or indirectly any of the securities (including on a private placement basis) to any resident of Canada, and will not, directly or indirectly, advertise or solicit offers to purchase or sell such securities in Canada. Each person that purchases common shares and warrants through the Underwriter will be deemed to have represented to the Company and the Underwriter that such purchaser is not a resident of Canada or purchasing or holding such common shares and warrants for or on behalf of a resident of Canada.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Shares

            The material terms and provisions of our common shares being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized in the section entitled Share Capital in the accompanying prospectus.

Warrants

            The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrants. We will file the form of the warrants with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering. Prospective investors should review carefully the terms and provisions of the form of the warrant for a complete description of the terms and conditions of the warrants.

            Term and Exercise Price. For every common share sold in this offering, we will issue a warrant to purchase 0.30 common shares. The warrants may be exercised to purchase only whole common shares. At the Company’s election, fractional shares will be rounded up to the next whole share. The exercise price of the warrants is $0.70 per whole common share, subject to adjustment as discussed below, at any time commencing upon the completion of this offering and terminating at 11:59 p.m., New York City time, five years from the date of issuance, unless earlier terminated in connection with a fundamental transaction. Following termination, holders of the warrants will have no further rights to purchase the common shares underlying the warrants.

            Exercisability. A holder may exercise warrants, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common shares after exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

            Cashless Exercise. If, at the time a holder exercises a warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares underlying the warrant by the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the warrant.

            Fundamental Transactions. In the event of any fundamental transaction where we are not the surviving corporation, as such term is described in the warrants and which generally includes any merger with or into another entity not initiated by us, sale, lease, license or other disposition of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common shares (other than any transaction conducted primarily for capital-raising purposes), then upon timely notification of such event, the termination date of the warrant shall be accelerated and shall be deemed the effective date of such fundamental transaction. If, however, notice of such fundamental transaction is not properly given, upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of common shares for which the warrant is exercisable immediately prior to such event.

            Adjustments. If we, at any time while the warrants are outstanding: (i) pay a stock dividend or otherwise make a distribution or distributions on common shares or any other equity or equity equivalent securities payable in common shares (not include any common shares issued by us upon exercise of the warrant), (ii) subdivide outstanding common shares into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding common shares into a smaller number of shares, or (iv) issue by reclassification of common shares any shares of our capital stock, then in each case the exercise price of the warrant and the number of common shares issuable upon exercise of the warrant will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

            Transferability. Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

            Listing. We do not intend to list the warrants on The NASDAQ Capital Market or on any other national securities exchange or nationally recognized trading system.

            Rights as a Stockholder. Holders of the warrants will not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their warrants.

LEGAL MATTERS

            The validity of the common shares and warrants offered hereby and certain other legal matters related to the securities offered hereby will be passed upon for us by Stikeman Elliot LLP, O’Melveny & Myers LLP and Pryor Cashman LLP.

            Ellenoff Grossman & Schole LLP is acting as counsel for the Underwriter in this offering.

EXPERTS

            Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2017 and 2016, and for the years then ended, included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 10-K containing financial statements audited by an independent accounting firm. We also file with the SEC Current Reports on Form 8-K and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus supplement and the accompanying prospectus.

            This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            We are “incorporating by reference” information into this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus supplement and the accompanying prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 10-K (File No. 001-36532) filed with the SEC on March 21, 2018;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the SEC on June 25, 2015 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•	Our Current Report on Form 8-K (File No. 001-36532) filed with the SEC on February 21, 2018;

•	Our Current Report on Form 8-K (File No. 001-36532) filed with the SEC on March 19, 2018;

•	Our Current Report on Form 8-K (File No. 001-36532) filed with the SEC on April 2, 2018; and

•	Our Preliminary Proxy Statement on Schedule 14A (File No. 001-36532) filed with the SEC on April 10, 2018.

            Additionally, we incorporate by reference into this prospectus supplement any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus supplement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated in this prospectus supplement

            Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

            You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

            Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED August 27, 2015

PROSPECTUS

Common Shares
Warrants to Purchase Common Shares

________________________

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. We will provide the specific terms of any securities offered, including their offering price and the methods by which we will sell the securities, in supplements to this prospectus. We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common shares are traded on The NASDAQ Global Market under the symbol “ANY”. On August 24, 2015, the last reported sale price for our common shares on Nasdaq was $3.03 per share. Any of our common shares sold pursuant to a prospectus supplement will be listed on Nasdaq.

________________________

Our business and an investment in our securities involve significant risks. You should read the section entitled "Risk Factors" on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell our common shares unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

________________________

The date of this prospectus is             .

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of shares of the securities we may offer.

Each time we offer and sell securities pursuant to this registration statement, we will provide a prospectus supplement containing specific information about the terms of that offering, including a description of any risks related to that offering if those terms and risks are not described in this prospectus. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to any securities offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, any prospectus supplement, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of any securities. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 1, 2015, May 15, 2015, July 31, 2015, August 13, 2015 (but not with respect to Exhibit 99.1, “News Release dated August 13, 2015”), and August 14, 2015 (but not with respect to Exhibit 99.8 “News Release dated August 13, 2015”); and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allows organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from its primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering.

When we use the term common shares in this prospectus, we mean any of our common shares we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to our common shares; the specific terms of any particular common shares that we offer will be described in a separate supplement to this prospectus.

When we issue new common shares, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Unless we specify otherwise in an accompanying prospectus supplement, we will use the proceeds from the sale or other disposition of the common shares offered hereby for general corporate purposes.

For a discussion of factors you should consider before making an investment decision, see “Risk Factors” beginning on page 6, the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference.

Listing

Our common shares are listed on The NASDAQ Global Market and trades under the symbol “ANY”. Any common shares sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Market.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares and this Offering

Our stock price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended June 30, 2015, our closing stock price has ranged from a low of $3.14 to a high of $11.15. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have agreed to register with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

Risks Related to Intellectual Property

Although we believe we have a proprietary platform for our technologies and products, we or our customers may in the future become subject to claims for infringement of intellectual property rights owned by others. Further, to protect our own intellectual property rights, we may in the future bring claims for infringement against others.

Our commercial success depends, in part, upon not infringing intellectual property rights owned by others. Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights. While we provide our customers with a qualified indemnity against the infringement of third party intellectual property rights, we may become subject to these claims either directly or through indemnities against these claims that we routinely provide to our end-users and channel partners.

Further, our customers may use our products in ways that may infringe the intellectual property rights of third parties and/or require a license from third parties. Although we encourage our customers to use our products only in a manner that does not infringe third party intellectual property rights, and we know that most of our clients do so, we cannot guarantee that such third parties will not seek remedies against us for providing products that may enable our customers to infringe the intellectual property rights of others. We would vigorously defend any such claims.

In addition, we may receive in the future, claims from third parties asserting infringement, claims based on indemnities provided by us, and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary or other rights, or to establish our proprietary or other rights. Furthermore, despite precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Policing unauthorized use of intellectual property is difficult, and some foreign laws do not protect proprietary rights to the same extent as the laws of Canada or the United States. To protect our intellectual property, we may become involved in litigation. In addition, other companies may initiate similar proceedings against us. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could:

•

divert the attention of our management, cause significant delays, materially disrupt the conduct of our business or materially adversely affect our revenue, financial condition and results of operations;

•	be time consuming to evaluate and defend;
•	result in costly litigation and substantial expenses;
•	cause product shipment delays or stoppages;
•	subject us to significant liabilities;
•	require us to enter into costly royalty or licensing agreements;

•	require us to modify or stop using the infringing technology; or
•	result in costs or other consequences that have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of the common shares and warrants we offer under this prospectus in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities are listed.

We may grant underwriters who participate in the distribution of shares of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any common shares sold pursuant to a prospectus supplement will be listed on Nasdaq. We may apply to list any warrants on a securities exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for such securities.

We are registering the common shares issuable upon exercise of the warrants to permit the resale of these common shares by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sales of the common shares issuable upon exercise of the warrants. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash as described in the section entitled “Use of Proceeds.”

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015, on an actual basis. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 40-F, which is incorporated by reference herein.

As of June 30, 2015
(in thousands of US$)

Shareholders’ Equity
Common Shares	$114,976
Accumulated Deficit	(37,954)
Accumulated Other Comprehensive Loss	(1,489)

Total Shareholders’ Equity	75,533

Total Capitalization	$46,082

As of June 30, 2015
(in thousands of US$)

Revolving Credit Agreement	$5,000
Amended and Restated Loan and Security Agreement	4,951
Convertible Debenture (Long Term)	19,500

Total Indebtedness	$29,451

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

Nasdaq:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
September 30 (through July 28, 2015)	5.71	5.03
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
February 2015	4.66	3.47
March 2015	7.13	3.70
April 2015	4.27	3.14
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

We have been advised that there are strong defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain such that the enforcement in Canada of such liabilities and judgements is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$4,648
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

(*)

Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with sale and distribution of our common shares being offered will be included in the applicable prospectus supplement.

SHARE CAPITAL

As of August 24, 2015, 39,584,054(1) common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

Nasdaq Stock Market Marketplace Rules permit Nasdaq-listed companies that are foreign private issuers to follow home country practices in lieu of the corporate governance provisions specified by the Nasdaq with limited exceptions. While we intend to comply with most of these rules, we plan to follow home country rules with respect to shareholder approval requirements for the issuance of securities in lieu of following Nasdaq’s shareholder approval requirements under Nasdaq Listing Rule 5635. Other than with respect to certain actions, including consummation of amalgamations (mergers), plans of arrangement, and certain related party transactions, the Business Corporations Act (Ontario) and applicable Canadian securities legislation generally do not require that shareholders approve the issuance of securities. As a result of this election or if in the future we elect to follow other home country practices, shareholders may be afforded less protection than they otherwise would have under the Nasdaq corporate listing standards applicable to U.S. domestic issuers.

(1)

The number of common shares shown to be outstanding does not include common shares issuable or reserved for issuance upon the exercise of outstanding warrants or options granted or available under our equity compensation plans. At our June 2015 annual meeting of our shareholders, the shareholders ratified the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as our Employee Stock Purchase Plan, authorizing the purchase by employees of up to 2,000,000 common shares under the plan.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the number of shares and the purchase price per share of common shares purchasable upon the exercise of warrants to purchase common shares;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase common shares will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;

•	pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or

•

issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of common shares and other securities and property those holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional common shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of the common shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive common shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of common shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby and certain other legal matters related to the securities being offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2. In addition, certain other legal matters related to the securities offered hereby will be passed upon for us by O'Melveny & Myers LLP, 2765 Sand Hill Rd., Menlo Park, CA 94025.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

3,300,000 Common Shares

Warrants to Purchase 990,000 Common Shares

PROSPECTUS SUPPLEMENT

Maxim Group LLC

April 13, 2018